UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 28, 2005


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



           MARYLAND                    1-13589                36-4173047
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(State or other jurisdiction       (Commission File        (I.R.S. Employer
 of incorporation or organization)     Number)            Identification No.)


            77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 240.14d-2(b))

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR% 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02  ELECTION OF DIRECTORS

Prime Group Realty Trust (the "Company") issued a Press Release on March 1, 2005 disclosing that at a meeting of the Company's Board of Trustees on February 28, 2005, the Company's Board increased its size from six to seven members and elected Jeffrey A. Patterson to fill the newly created position on the Board. Mr. Patterson has served as the President and Chief Executive Officer of the Company since August 2004, and prior to that time was the Company's President and Chief Investment Officer.


ITEM 8.01.  OTHER EVENTS.

In addition, in the same Press Release referred to above, the Company disclosed that its Board of Trustees also declared a quarterly distribution on the Company's Series "B" Preferred Shares and set the date of the Company's 2005 Annual Shareholders Meeting. A copy of the Press Release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits:

               Exhibit
                 No.             Description
               -------           -----------
                99.1             Press  Release of Prime Group  Realty
                                 Trust dated March 1, 2005.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            PRIME GROUP REALTY TRUST


Dated: March 1, 2005                        By:    /s/ Jeffrey A. Patterson
                                                   ------------------------

                                                   Jeffrey A. Patterson
                                                   President and Chief
                                                     Executive Officer

                                                                    EXHIBIT 99.1

              PRIME GROUP REALTY TRUST ELECTS JEFFREY A. PATTERSON
 TO ITS BOARD, DECLARES QUARTERLY SERIES "B" PREFERRED DIVIDEND AND SETS DATE OF
                                 ANNUAL MEETING

Chicago, IL. March 1, 2005 - Prime Group Realty Trust (NYSE: PGE; the "Company") announced today that at a Board of Trustees meeting on February 28, 2005, the Company's Board increased its size from six to seven members and elected Jeffrey
A. Patterson to fill the newly created position on the Board. Mr. Patterson has served as the President and Chief Executive Officer of the Company since August 2004, and prior to that time was the Company's President and Chief Investment Officer.

At the meeting, the Company's Board also declared a distribution of $0.5625 per share on its Series "B" Preferred Shares to preferred shareholders of record as of March 31, 2005, payable on April 29, 2005. Under the Company's Charter, this distribution is deemed to be a quarterly distribution that relates to the fourth quarter 2003 distribution period, the earliest accrued but unpaid quarterly distribution on its preferred shares.

In addition, the Company's Board determined that the Annual Shareholders Meeting of the Company will be held at 10:00 a.m. (CST) on Friday, June 3, 2005 at the offices of the Company's outside legal counsel, Winston & Strawn, 35 West Wacker Drive, Suite 3500, Chicago, Illinois. The Board has resolved that the record date for determination of the shareholders of the Company entitled to notice and to vote at the Annual Shareholders Meeting will be April 20, 2005.

With respect to the payment of the Series "B" distribution referred to above, there can be no assurance as to the timing and amounts of any future distributions, and the payment of this preferred distribution at this time should not be construed to convey any degree of certainty with respect to future distribution payments. Management and the Company's Board of Trustees review the Company's cash position and the Company's requirements for cash reserves each quarter prior to making any decision with respect to paying distributions.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 11 office properties containing an aggregate of 4.6 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet, three joint venture interests in office properties totaling 2.8 million net rentable square feet, and approximately 6.3 acres of land suitable for new construction. To learn more, visit the company website at www.pgrt.com.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

CONTACT:

 Jeffrey A. Patterson              Richard M. FitzPatrick
 President and CEO                 Chief Financial Officer
 (312) 917-1300                    (312) 917-1300